Exhibit 99.1

Bacterin Awarded Grant from the Montana Board of Research and Commercialization Technology

BELGRADE, MT--(BUSINESS WIRE)— October 27, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of bone graft material and coatings for medical applications, has been awarded a grant from the Montana Board of Research and Commercialization Technology (MBRCT) in the amount of $192,484 for the development and commercialization of a novel regenerative medicine technology.

The MBRCT states that, “The purpose of the program is to encourage economic development through investment in research projects that have a clear path to commercialization." Bacterin’s research, supported in part by the yearlong grant from MBRCT, will address a long-standing clinical challenge which aims to provide life-enhancing care to wounded military personnel and civilians. Biologic products for the treatment of soft tissue and wound repair offer enhanced clinical outcomes which benefit patients directly in the form of more rapid and complete tissue regeneration. The technology addresses an estimated $683M annual market, constituting 22% of the addressable market for regenerative medicine.

Bacterin’s CEO Dan Goldberger stated, “We are extremely grateful for the financial support from the state of Montana. This funding will support our development initiatives within the field of regenerative medicine”

Mark Schallenberger, MS, is the Principal Investigator for the research project, with Gregory Juda, PhD, CTBS; Todd Meyer, PhD; and Helena Lovick, PhD, CTBS serving as contributing investigators. The award from MBRCT will be used to finalize process development and to fund pre-clinical studies to facilitate the commercialization of the technology.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologic products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com